Exhibit 99

                            Explanation of Responses
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(1) GSCP (NJ) Holdings, L.P. ("Holdings") is making this filing in conjunction with the Form 4 being filed by GSCP (NJ), Inc. on behalf of itself and as the designated beneficial owner on behalf of the following entities and individuals:
GSCP (NJ), L.P., Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee, Richard
M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman, Christine K. Vanden Beukel, and Andrew Wagner (collectively, the "Affiliates"). Holdings indirectly owns 4,550,135 shares of Common Stock of Cherokee International Corporation (the "Company") by virtue of its relationship with GSC Recovery II, L.P. ("Recovery II") and GSC Recovery IIA, L.P. ("Recovery IIA"), which is described further in Footnote 2 below. The 4,550,135 shares are held directly by the following entities in the following amounts: Recovery II owns 2,293,390 shares of Common Stock and Recovery IIA owns 2,256,745 shares of Common Stock. Recovery II purchased 131,211 shares and Recovery IIA purchased 271,389 shares which are being reported on this Form 4. Holdings disclaims beneficial ownership of the Company's Common Stock except to the extent of its pecuniary interest in the Company's Common Stock.

(2) Recovery II and Recovery IIA are Delaware limited partnerships. GSC Recovery II GP, L.P. is the general partner of Recovery II; GSC RII, L.L.C. is the general partner of GSC Recovery II GP, L.P.; GSCP (NJ) Holdings, L.P. is the managing member of GSC RII, L.L.C.; GSCP (NJ), L.P. is the manager of Recovery II; GSCP (NJ), Inc. is the general partner of GSCP (NJ) Holdings, L.P. and GSCP
(NJ), L.P.; and each of Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee, Richard M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman, Christine K. Vanden Beukel, and Andrew Wagner is an executive officer and stockholder of GSCP (NJ), Inc. and a limited partner of GSCP (NJ), L.P. and GSCP (NJ) Holdings, L.P.

GSC Recovery IIA GP, L.P. is the general partner of Recovery IIA; GSC RIIA, L.L.C. is the general partner of GSC Recovery IIA GP, L.P.; GSCP (NJ) Holdings, L.P. is the sole member of GSC RIIA, L.L.C.; GSCP (NJ), L.P. is the manager of Recovery IIA; GSCP (NJ), Inc. is the general partner of GSCP (NJ) Holdings, L.P. and GSCP (NJ), L.P.; and each of Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee, Richard M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman, Christine K. Vanden Beukel, and Andrew Wagner is an executive officer and stockholder of GSCP
(NJ), Inc. and a limited partner of GSCP (NJ), L.P. and GSCP (NJ) Holdings, L.P.

The Affiliates have filed a separate Form 4 on today's date with respect to their beneficial ownership.